Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-effective Amendment No. 2 to the Registration Statement (No. 333-278930) on Form S-1 and related Prospectus of Yield10 Bioscience, Inc. of our report dated April 1, 2024, relating to the consolidated financial statements of Yield10 Bioscience, Inc., appearing in the Annual Report on Form 10-K of Yield10 Bioscience, Inc. for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Berkowitz Pollack Brant Advisors +CPAs

West Palm Beach, FL
May 28, 2024